UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934

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BAUDAX BIO, INC.

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Baudax Bio Announces Date of Reconvened Annual Meeting of Shareholders

Annual Meeting to be reconvened on May 18, 2022

MALVERN, Pa., May 5, 2022 — Baudax Bio, Inc. (NASDAQ:BXRX) (the “Company”), a pharmaceutical company focused on innovative products for acute care settings, today announced that it has adjourned its 2022 Annual Meeting of Shareholders (the “Annual Meeting”), without any business being conducted, due to lack of shareholder participation resulting in a failure to reach required quorum. The Annual Meeting will reconvene at 9:00 a.m. Eastern time on May 18, 2022 and will continue to be held virtually at www.virtualshareholdermeeting.com/BXRX2022.

The record date for determining shareholders eligible to vote at the Annual Meeting will remain the close of business on March 29, 2022. Shareholders who have already submitted a proxy do not need to vote again for the reconvened Annual Meeting, as the proxies submitted will remain valid. Shareholders who have already submitted proxies and want to change their vote with respect to Proposals 1 and 2 can update their vote in the manner set forth in the Proxy Statement. Your vote will be recorded at the Annual Meeting in accordance with your most recently submitted proxy.

Shareholders as of close of business on the March 29, 2022 record date who have not voted are encouraged to vote online at www.proxyvote.com or by telephone at 1-800-690-6903. Shareholders needing assistance voting or have questions may contact the Company’s proxy solicitation firm, Kingsdale Advisors, at 1-855-476-6002 or contactus@kingsdaleadvisors.com.

About Baudax Bio

Baudax Bio is a pharmaceutical company focused on innovative products for acute care settings. ANJESO is the first and only 24-hour, intravenous (IV) COX-2 preferential non-steroidal anti-inflammatory (NSAID) for the management of moderate to severe pain. In addition to ANJESO, Baudax Bio has a pipeline of other innovative pharmaceutical assets including two novel neuromuscular blocking agents (NMBs) and a proprietary chemical reversal agent specific to these NMBs. For more information, please visit www.baudaxbio.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements reflect Baudax Bio’s expectations about its future performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “may,” “upcoming,” “plan,” “target,” “goal,” “intend,” and “expect,” and similar expressions, as they relate to Baudax Bio or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information available to Baudax Bio as of the date of publication on this internet site, and are subject to a number of risks, uncertainties, and other factors that could cause Baudax Bio’s performance to differ materially from those expressed in, or implied by, these forward-looking statements. These forward-looking statements should be considered together with the risks and uncertainties that may affect Baudax Bio’s business and future results included in Baudax Bio’s filings with the Securities and Exchange Commission at www.sec.gov. These forward-looking statements are based on information currently available to Baudax Bio, and Baudax Bio assumes no obligation to update any forward-looking statements except as required by applicable law.

CONTACT:

Investor Relations Contact:

Argot Partners

Sam Martin / Kaela Ilami

(212) 600-1902

baudaxbio@argotpartners.com

Media Contact:

Argot Partners

David Rosen

(212) 600-1902

david.rosen@argotpartners.com